Exhibit 99.1

Media Contact: T.J. Crawford 212-457-0583 crawfordt2@aetna.com
Investor Contact: Joe Krocheski 860-273-0896 krocheskij@aetna.com

News Release _________________________________________________________

AETNA SHAREHOLDERS OVERWHELMINGLY APPROVE PROPOSED ACQUISITION BY CVS HEALTH

HARTFORD, Conn., Mar. 13, 2018 - At today’s special meeting of Aetna (NYSE: AET) shareholders, approximately 97 percent of the votes cast, and over 77 percent of the 326,942,525 shares outstanding and entitled to vote, voted to approve and adopt the agreement and plan of merger dated as of December 3, 2017, as it may be amended from time to time, pursuant to which CVS Health (NYSE: CVS) has agreed to acquire Aetna. Under the agreement, upon completion of the transaction Aetna shareholders will receive $145 in cash and 0.8378 of a CVS Health share for each Aetna share, which was valued at $207.94 in the aggregate based on the closing price of CVS Health stock on December 1, 2017.

Completion of the transaction remains subject to customary closing conditions, including expiration of the federal Hart-Scott-Rodino antitrust waiting period and approvals of certain state departments of insurance and other regulators. The companies continue to expect that the transaction will be completed in the second half of 2018.

About Aetna
Aetna is one of the nation's leading diversified health care benefits companies, serving an estimated 37.9 million people with information and resources to help them make better informed decisions about their health care. Aetna offers a broad range of traditional, voluntary and consumer-directed health insurance products and related services, including medical, pharmacy, dental, and behavioral health plans, medical management capabilities, Medicaid health care management services, workers' compensation administrative services and health information technology products and services. Aetna's customers include employer groups, individuals, college students, part-time and hourly workers, health plans, health care providers, governmental units, government-sponsored plans, labor groups and expatriates. For more information, see www.aetna.com and learn about how Aetna is helping to build a healthier world. @AetnaNews

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) provides a safe harbor for forward-looking statements made by or on behalf of CVS Health or Aetna. This press release contains forward-looking statements within the meaning of the Reform Act. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,”

Aetna/2

“likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond CVS Health’s and Aetna’s control.

Statements in this press release regarding CVS Health and Aetna that are forward-looking, including CVS Health’s and Aetna’s projections as to the closing date for the pending acquisition of Aetna (the “transaction”), are based on CVS Health’s and Aetna’s managements’ estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond their control. Important risk factors related to the transaction could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that a condition to the closing of the proposed transaction may not be satisfied; and the outcome of litigation related to the transaction. Other important risk factors include: a downgrade in CVS Health’s or Aetna’s financial ratings; and adverse impacts from any failure to raise the U.S .Federal government’s debt ceiling or any sustained U.S. Federal government shut down. Additional information concerning these risks, uncertainties and assumptions can be found in CVS Health’s and Aetna’s respective filings with the SEC, including the risk factors discussed in “Item 1.A. Risk Factors” in CVS Health’s and Aetna’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC.

You are cautioned not to place undue reliance on CVS Health’s and Aetna’s forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Neither CVS Health nor Aetna assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

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